U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Sanwire Corp.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

3210 21st Street

San Francisco, CA 93012

805-465-0818
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Matheau J. W. Stout, Esq.

201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

7374	20-2192275
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: March 25, 2022

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

SANWIRE CORP.

3210 21st Street

San Francisco, CA 93012

805-465-0818

ir@sanwirecorporation.com

100,000,000 Shares of Common Stock at $0.02 per Share

Minimum Investment: 100,000 Shares ($2,000.00)

Maximum Offering: $2,000,000.00

See The Offering - Page 5 and Securities Being Offered - Page 29 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 180 Days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 6 THROUGH PAGE 14 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

			Proceeds to	Proceeds to
	Price to Public	Commissions (1)	Company (2)	Other Persons (3)
Per Share	$0.02	$0	$0.02	None
Minimum Investment	$2,000	$0	$2,000	None
Maximum Offering	$2,000,000.00	$0	$2,000,000.00	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

1

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Sanwire Corp., a Nevada Corporation (“SNWR” or the “Company”). There are 100,000,000 Shares being offered at a price of $0.02 per Share with a minimum purchase of 100,000 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $2,000,000 (the “Maximum Offering”).

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 180 Days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

2

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

3

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

4

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.02
Minimum Investment:	$2,000 per investor (100,000 Shares of Common Stock)
Maximum Offering:	$2,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	100,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 18 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 180 Days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 180 Days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	961,698,067 Shares
Common Stock in this Offering	100,000,000 Shares
Stock to be outstanding after the offering (2)	1,061,698,067 Shares

(1) No Preferred Stock is being sold in this Offering. 961,698,067 Common Stock was Outstanding as of March 25, 2022. The Company has two classes of preferred stock outstanding as of December 31, 2021, a Preferred C and a Preferred D:

Series C Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in November of 2020 to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts and the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.001 per share.

Series D Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in December of 2020 to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “SNWR.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Sanwire Corp. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

5

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

6

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

7

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Image

It is important that the Company maintains and enhances the image of its existing service offerings. The image and reputation of the Company may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and reputation. From time to time, the Company may receive complaints from customers regarding the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to lawsuits from customers alleging injury because of a purported defect in services provided by the Company, claiming substantial damages and demanding payments from the Company. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

8

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

9

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts
●	competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Cumulative Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has a cumulative operating loss since the Company’s inception of $18,419,402 as of December 31, 2021. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company may continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company becomes profitable again.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

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The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

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The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

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The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

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There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “SNWR.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

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Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 9.42% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

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If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of December 31, 2021, the net tangible book value of the Company was a deficit of approximately $ (2,759,450) based on the number of Shares of Common Stock 961,698,067 issued and outstanding as of that date. As of December 31, 2021 that equates to a net tangible book value of approximately ($0.0029) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($0.0007) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0022 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.0007 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.02
Net Tangible Book Value per Share before Offering (based on 961,698,067 Common Shares at December 31, 2021)	$(0.0029)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 100,000,000 Common Shares at $0.02 per share)	$0.0022
Net Tangible Book Value per Share after Offering (based on 1,061,698,067 Shares)	$(0.0007)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.0007

*Before deduction of offering expenses

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 100,000,000 Shares of our Common Stock. This offering is being conducted on a best-efforts basis with a minimum number of 100,000 shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 180 Days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

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After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 180 Days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 100,000 Shares of Common Stock in the principal amount of $2,000. All subscription checks should be sent to the following address:

Sanwire Corp.

3210 21st Street

San Francisco, CA 94110

In such case, subscription checks should be made payable to Sanwire Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

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The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $2,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $2,000,000.00 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	25%	50%	75%	100%
Net Proceeds
Research and Development	100,000	200,000	300,000	400,000
Organic Marketing	80,000	160,000	240,000	320,000
Celebrity Marketing	40,000	80,000	120,000	160,000
Working Capital	200,000	400,000	600,000	800,000
Debt Repayment	80,000	160,000	240,000	320,000
Total Raised	500,000	1,000,000	1,500,000	2,000,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTCMarkets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

Sanwire purchased Intercept Music in March 2020. Through the period ended March 2020, the Company devoted substantially all its efforts to reorganizing its financial affairs, settling its debt obligations, and finding the right entertainment company to purchase. From the time of that acquisition, substantially all of Sanwire’s activities have been directed towards Intercept Music. All references below that refer to “We” and Our” and “Company” refer to the combined companies of Intercept Music and Sanwire Corporation.

During the remainder of the fiscal year 2020, Sanwire was engaged primarily in the planning and development of the Intercept Music software platform used to deliver its music marketing and distribution services via the Internet. During the development process, the Companies received incidental revenue from the sale of services. Subsequent to December 31, 2020, Sanwire redirected the business focus of Intercept Music to begin developing a go-to-market strategy for the remainder of 2021 and 2022.

Our goals at the beginning of this year for Intercept Music were to adjust our model to increase sales and profitability per artist, improve the balance sheet, improve scalability and marketing, both for branding and for increasing sales. The remainder of 2022 will focus on those areas as follows:

Gross Sales

All sales activity was the result of Intercept Music. It’s been an exciting year for us so far as we continue to learn how to best serve 12 million independent artists and their labels worldwide. Most of our initiatives this year were centered around fine tuning our service offerings and increasing scalability, and then preparing to let the world know. We have made significant progress on every major initiative, and we made some exciting discoveries along the way.

Music Industry Highlights

●	US Recorded music revenues were up 27% year over year for the first 6 months of 2021
●	At least $5 Billion was spent on acquiring music rights from artists in 2021
●	Universal Music broke records on their IPO in September, soaring 37% above the $39 Billion asking price to $53 Billion
●	A new revenue category emerged for artists called NFT’s (Non-Fungible-Tokens). More than $20 Billion was spent on NFT’s in 2021
●	Major Trends: Rise of the Indie Artist, Alternative Music Revenue

Records are being broken daily - because of Covid Spotify went from 20,000 new songs per day to 60,000. Marketing has never been more important.

Combined Financial Highlights

1.	Gross revenue up over 70% over last year

2.	Milestones we achieved:

a.	300 Indie Artists
b.	42 Indie Labels
c.	60+ million streams
d.	Raised the average revenue/artist by 22%

3.	Several of our artists were nominated for Grammys, and two of them had songs that made it into the top 100 for their genre

4.	Converted more than 75% of short-term convertible debt into long-term debt and equity.

5.	Raised more than $1.1 million in new equity financing.

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Results of Operations

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

Gross Sales

Combined sales were $113,000 in gross sales in the twelve months ended December 31, 2020, and $167,000 in the twelve months ended December 31, 2021.

We only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Cost of revenue.

The combined Companies expect that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Net Income

The combined Companies had a net loss for 2020 of $(539,000), and $(1,840,000) for the 12 months ended 12/31/2021.

Liquidity and Capital Resources

We had cash of $83,000 on hand on December 31, 2021. We anticipate continuing to operate at a loss until late 2022. On a short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations.

As of December 31, 2021, we had $357,000 in current assets and $1,070,000 in current liabilities. Giving us a working capital deficit. We expect to continue to operate a deficit until the end of calendar year 2022.

We believe that the proceeds of this Offering will satisfy our cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

Software Research and Development

The nature of our business is technology. The rate of change in the music industry requires us to constantly innovate. Those directions include additional promotional services we can resell, additional services we can integrate to provide further connectivity in the artist promotional ecosystem, and additional efficiencies that enable greater scaling of our platform.

Our software has been engineered to support multiple languages but we only offer English today. We expect to add Spanish, Portuguese, German, and Chinese this year.

We have developed a number of proprietary tools to deliver our services to artists and their labels. We believe that in the next year some of this may lead to patent filings.

Marketing

We plan extensive marketing in 2022. with brand-centric, label-centric, and artist-centric focus using a combination of press releases, celebrity endorsements, successful case studies, and traditional marketing with advertising and social media.

Working with artists through their labels bring us many advantages, including lower churn, lower customer acquisition costs, lower support costs, and increase service sales and we are selling 5-10 artists at once.

Marketing to labels allows us to build up a backlog of artists because a label with 10 or 20 artists does not move all their artists over to us at once. Typically, they bring one every couple of weeks after that. As a result, we develop a queue of artists who are coming, but their label hasn’t moved them over yet. As of December 31, 2021, we had over 150 artists in the queue and are just waiting on the label. Speeding up this process will be a key focus for us in 2022. Our goal is to add a minimum of 500 labels and their respective artists in 2022.

In addition, we will search for new channels that will allow us to scale more quickly and niches whose services might fit into our model.

Personnel

We currently have 17 employees and sub-contractors. These consist of executives (3), software developers (2), customer support (6), marketing (2), customer service (3)

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We need to add three members to our executive team this year with a Chief Marketing Officer, a Chief Financial Officer, and a Chief Operating Officer. Our growth plans for adding labels imply the need to hire a number of account reps. One account rep is expected to support 50-60 artists as a general rule but based upon the gross amount of sales (streaming and downloads, merchandise, and marketing services). As certain artists grow in popularity and their needs rise, other artists will be moved to other account reps to higher performing artists receive more support time.

One of our other gating factors is software development. We need more development talent to extend our technology lead. We expect to solve this with additional development on staff, plus out-sourced pieces that don’t involve IP risk.

Onboarding and Support

Today we onboard artists and labels into the system by assisting them with the setup process. This involves connecting their social accounts, uploading their bio, the pictures, setting up their music, creating their store with custom merchandise, and setting up the marketing system to promote everything. This is one of the limitations we have for scaling up faster. We believe that with a better use of videos we can eliminate the majority of the manual processes here.

All tasks for the onboarding process, distributing music, paying royalties, and all marketing services are tracked within the Zendesk support system. This has proven to be helpful in training new people and making sure any of the many details aren’t dropped. We will continue to expand our use of this system moving forward.

Additional Projects

In addition to the above, we have ongoing exploratory projects for the following areas of business expansion. We are often approached with new business ideas or software applications we could integrate with. For example, we’ve been asked about NFT’s. While they appear to work for major artists, it is unclear there will be lasting value there or that the development effort would make sense for the majority of the artists we work with. Other areas we are exploring include publishing, booking, and tour merchandise.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operational efficiencies.

Material Events

There have been no material events since December 31, 2021.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s Common Stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Dividends

We do not intend to retain future earnings to support our growth. Any payment of cash dividends in the future will be dependent upon: the amount of funds legally available; therefore, our earnings; financial condition, capital requirements, and other factors which our board of directors deems relevant.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

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Plan of Operations

With the acquisition of Intercept music over the last two years, we’ve been refining product suite of services and cleaning up the balance sheet of Sanwire Corporation. During that time we have added 300 artists, 40 labels, and delivered over 70 million streams from nearly 1000 music releases, as we combined the various marketing services together and refined the delivery and support systems around them. We intentionally did very little marketing.

Our services now consist of the following. We deliver them for each new song they release, which is typically 4-6 times per year:

○	Distribute music through our partner Universal Music to 230 territories in 80+ streaming services
○	Collect monthly royalties from every country by song, country, streaming service and type
○	Report all this data to the artist and label every month for every song
○	Create a store for the artist and create new merchandise for each music release
○	Promote the music and merchandise in the artists social media
○	Deliver promotional services for this new music (playlists, billboards, advertising, reviews, press releases, radio) for additional fees ranging from $200-$5000/service per music release
○	Pay monthly earnings to artists for royalties and merch commissions
○	File quarterly sales taxes as needed for the artist’s store

We typically receive 15%-30% profit on these marketing services and on merchandise sales.

We also spent considerable software development time building our label software and the software infrastructure around these services that could support scaling up to 3-4000 artists and labels. We intend to complete that process in the first quarter of 2022.

In late 2021 we began to create a long-term marketing strategy. We intend to complete that process by the end of 1st quarter 2022.

We intend to create a formal launch of the company in the second quarter of 2022, using a celebrity name for a specific music genre, followed by a 90-day global promotional campaign in major trade publications, genre-specific websites, and social media.

We intend to repeat this process every 90 days until we have launched every major music genre (Urban Hiphop, Rock, Pop, Country, Jazz, Christian and Latin). In between, we also intend to introduce other celebrity labels in order to build credibility within each music genre.

From a financial perspective, much of 2021 was spent cleaning up the Sanwire balance sheet. In 2022, we intend to combine Intercept and Sanwire into a new entity, which will be named Intercept Music. It is our intent to begin an audit of the last 2 years of Sanwire’s financial statements, in order to prepare for a possible uplisting on the OTC exchange in late 2022.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions and estimates on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

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Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation. There were no accounts that exceeded federally insured limits at December 31, 2021 and December 31, 2020.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of the fixed assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. At December 31, 2021, there was no impairment to any material assets of the Company.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. At December 31, 2021 and December 31 2020, all fixed assets were fully depreciated.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery of product has met the criteria established in the arrangement or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the services are completed in accordance with the contracts we have with clients. In connection with our products and services arrangements, when we are paid in advance, these amounts are classified as deferred revenue and recognized as revenue in the period the services were performed.

Deferred Revenue

Prepayments from customers before the period in which service is delivered are recorded as deferred revenue.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

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ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The fair value of the Company’s current assets and current liabilities approximate their carrying values due to their short-term nature.

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

Recent Accounting Pronouncements

Not applicable

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of March 25, 2022, Sanwire Corp. had 16 full-time employees, who were not an executive officer of the Company.

The directors and executive officers of the Company as of March 25, 2022 are as follows:

Christopher M. Whitcomb, President, CEO, Treasurer, Secretary, Chairman of the Board of Directors

Mr. Whitcomb serves as chief executive officer, chief financial officer, and secretary of Sanwire Corporation. Mr. Whitcomb began his career in Public Accounting. From there, he transitioned into private industry, holding positions of CFO of Intercept Music, Inc., CFO of Digital Music Universe, CEO of SMC Entertainment, Inc., a publicly traded company, and CFO of Citadel Exploration, Inc., a publicly traded company. Mr. Whitcomb has been critical to the formation and management of several small cap companies over the last 20 years across many different industries, from oil and gas exploration to hard rock mining, to television and movie production, to real estate development. Mr. Whitcomb is a Certified Public Accountant in the State of California, but his license is currently inactive. Additionally, Mr. Whitcomb possesses three Bachelor of Science Degrees: Accountancy; Business Administration with a focus on Corporate Finance; and Real Estate.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The director of Sanwire Corporation is, at present, not compensated by the Company for their role as director. For the current director, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended December 31, 2021, December 31, 2020, Sanwire Corp. paid the following annualized salaries to its executive officers:

Christopher M. Whitcomb, CEO	2021	$165,000.00
	2020	$180,000.00

Employment Agreements

The Company entered into a consulting agreement with Mr. Whitcomb on March 1, 2018 to become the Chief Executive Officer and Chairman of the Board of the Company. Commencing March 1, 2018, the Company is to pay the Chief Financial Officer $7,500 per month for the first year, $10,000 per month for the second year, and $12,500 per month for the third year. The Chief Executive Officer shall also be issued 35,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus.

On November 1, 2019 the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately. All other terms and conditions remained the same and in full force and effect.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one directors. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

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Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 31, 2021. None of our Officers or Directors are selling stock in this Offering.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Christopher Whitcomb	CEO and Chairman	Camarillo, CA	138,333,200	Common	14.4%
LiveChime, Inc. – Tod C. Turner	President of Intercept Music & Shareholder (Owner of more than 5%)	Enumclaw, WA	247,650,000	Common	25.8%	Tod C. Turner, CEO of LiveChime Enumclaw, WA
Digital Music Universe – Ralph S. Tashjian	Chairman of Intercept Music & Shareholder (Owner of more than 5%)	San Francisco, CA	91,650,000	Common	9.5%	Ralph Tashjian, CEO of Digital Music Universe San Francisco, CA
Proactive Capital Partners – Jeffrey Ransom	Shareholder (Owner of more than 5%)	New York, NY	64,092,050	Common	6.7%
Proactive Capital Partners SPV3 – Tod C. Turner	Shareholder (Owner of more than 5%)	Enumclaw, WA	91,204,667	Common	9.5%
LiveChime, Inc. – Tod C. Turner	Shareholder (Owner of more than 5%)	Enumclaw, WA	23,400,000	Preferred Series C	59.87%	Tod C. Turner, CEO of LiveChime Enumclaw, WA

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 961,698,067 Shares of Common Stock outstanding as of December 31, 2021.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management and management of the wholly owned subsidiary, Intercept Music, Inc. through the collective ownership of 519,333,200 shares of common stock, representing 54% of the issued and outstanding common stock of the Company. The holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $2,000 for the purchase of 100,000 Shares (the ‘Minimum Subscription’).

$2,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged New Horizon Transfer, Inc. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

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DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

30

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

31

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on April 06, 2022.

Sanwire Corp.

By:	/s/ Christopher M. Whitcomb
Chief Executive Officer and Director
Sanwire Corp.
April 06, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Christopher Whitcomb
Chief Financial Officer
Sanwire Corp.
April 06, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Christopher M. Whitcomb
Chief Executive Officer and Director
Sanwire Corp.
April 06, 2022

32

Sanwire Corporation

Consolidated Balance Sheet

December 31, 2021 and 2020

(including Intercept Music,Inc.)

(Unaudited)

	12/31/2021	12/31/2020
Assets
Cash	$84,944	$87,635
Receivables	205,500	55,500
Inventory	1,190	1,190
Prepaid Expenses	65,833	-
Due from subsidiary	-	-
Total Current Assets	357,467	144,325
Non-Current Assets
Licenses	254,000	254,000
Software	1,162,708	1,294,000
Catalog	44,500	44,500
Total Non- current assets	1,461,208	1,592,500
Total Assets	$1,818,675	$1,736,825

Liabilities
Current Liabilities
Accounts Payable	$110,350	$78,211
Accrued Expenses	819,400	562,340
Due To Sanwire
Other Payabvles - Related Party	140,423	134,423
Common stock and preferred stock to be issued	156,216	124,745
Total Current Liabilities	1,226,389	899,719

Long-Term Liabilities
Long Term Notes Payable	1,000,000	1,050,000
Interest Payable	252,340	463,801
Convertible Notes Payable	612,442	632,442
Total Long-Term Liabilities	$1,864,782	$2,146,243

Total liabilities	$3,091,171	$3,045,962
Stockholders Equity
Common Stock	9,617	6,225
Preferred Stock	40,087	41,087
Contributions in Excess of Par- Common	17,097,202	15,222,396
Stockholders’ Deficit	(18,419,401)	(16,578,845)
Stockholders Deficit	(1,272,496)	(1,309,137)
Total Liabilities and Stockholders Equity	$1,818,675	$1,736,825

F-1

Sanwire Corporation

Consolidated Statement of Operations

Twelve months ended December 31, 2021 and 2020

(including Intercept Music,Inc.)

(Unaudited)

	12/31/2021	12/31/2020
Revenues
Gross Sales	$167,441	$113,854
Cost of goods sold	(114,019)	(93,582)
Gross Profit	53,422	20,272
Operating Expenses
Dues & Subscriptions	71,474	29,953
Outside Services	1,374,567	729,354
Sales and Marketing	83,886	6,877
General and Administrative	60,569	16,807
Amortization of Software	232,542
Total Operating Expenses	1,823,038	782,991

Net operating profit (loss)	(1,769,616)	(762,719)
Other Income (Expense)
Forgiveness of loan	209,032	1,538,164
Interest Expense	(279,972)	(236,035)
Total Other Income (Expense)	(70,940)	1,302,129

Net income before income taxes	(1,840,556)	539,410

Provision for Income Taxes	-	-
Net Income (loss)	($1,840,556)	$539,410

Weighted average shares outstanding	842,105,599	581,086,286

Net Income (loss) per share	($.0022)	$0.0009

The accompanying notes are an integral part of these financial statements

F-2

Sanwire Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(with Intercept Music)

Twelve months ended December 31, 2021 and 2020

(Unaudited)

(including Intercept Music, Inc.)

	12/31/2021	12/31/2020
OPERATING ACTIVITIES
Net (loss)	$(1,840,556)	$539,410
Forgiveness of loan	(209,032)	(1,538,164)
Consulting expenses issued for common stock	632,100	-
Amortization of software	232,542	-
Receivables	(150,000)	(55,500)
Inventory	-	(1,190)
Prepaid expenses	(64,317)	-
Common stock to be issued	31,471	124,745
Accounts payable	32,139	34,286
Interest payable	(211,462)	463,802
Related party payables	6,000	(2,000)
Accrued liabilities	257,060	190,065
Cash flow from Operations	$(1,284,055)	$(244,546)

INVESTING ACTIVITIES
Purchase of catalog assets	-	(44,500)
Software	(101,250)	(202,500)
Deferred Loan Fees	-	-

Cash flow from Investing activities	$(101,250)	$(247,000)

FINANCING ACTIVITIES
Investment from Sanwire Inc.	-	-
Intercept Music common stock purchased	-	(9,700)
Issuance of common stock for cash	539,744	775,238
Issuance of common stock for debt	695,773	-
Preferred stock to be issued for cancellation of accrued nterst	131,216	41,087
Proceeds received for shares not yet issued	25,000	124,745
Issuance of convertible notes payable	-	32,000
Payment for common stock not issued	10,000	-
Cash flow from Financing activities	1,381,733	568,030
Repayment of Notes Payable	-	(45,007)
Net increase in Cash and Cash Equivalents	(2,692)	75,484
Cash at beginning of period	87,636	12,152
Cash and Equivalents, Beginning of period	$84,944	$87,636

The accompanying notes are an integral part of these financial statements

F-3

Sanwire Corporation

Consolidated Statement of Stockholders’ Deficit

Period from January 1, 2020 to December 31, 2021

(Unaudited)

					Additional
	Preferred stock		Common Stock		Paid-In	Accumulated
	Shares	$	Shares	$	Capital	Deficit	Total

Balance, December 31, 2019	-	-	221,053,147	$2,211	$14,452,173	$(15,849,073)	$(1,394,689)

Common stock issued for extinguishment of debt	-	-	113,409,983	1,134	711,729		712,863

Common and preferred stock issued for purchase of Intercept Music, Inc.	41,086,775	41,087	388,050,000	3,881	58,494		103,461

Cancellation of shares issued to prior CEO			(100,000,000)	(1,000)	-		(1,000)

Intercept Contribution					-	(365,879)	(365,879)

Net loss, twelve months ended December 31, 2020			-			(363,893)	(363,893)

Balance at December 31, 2020	41,086,775	$41,087	622,513,130	6,225	$15,222,396	$(16,578,845)	$(1,309,137)

Balance at December 31, 2020	41,086,775	$41,087	622,513,130	$6,225	$15,222,396	$(16,578,845)	$(1,309,137)

Common stock issued for extinguishment of debt	-	-	154,601,737	1,546	694,227		695,773

Common stock issued for cash	-	-	93,583,200	936	538,809		539,744

Cancellation of shares issued to prior CEO	(1,000,000)	(1,000)	(12,000,000)	(120)	1,000	-	880

Intercept Contribution	-	-	-	-	9,700	(1,245,532)	(1,235,832)

Common stock issued for consulting fees	-	-	103,000,000	1,030	631,070	-	632,100

Net loss, twelve months ended December 31, 2021			-			(595,024)	(595,024)

Balance at December 31, 2021	40,086,775	$40,087	961,698,067	$9,617	$17,097,202	$(18,419,401)	$(1,272,496)

F-4

Sanwire Corporation

Consolidated Notes to the Financial Statements

December 31, 2021

Note 1—Nature of Operations and Continuance of Business

Sanwire Corporation (the “Company”) was incorporated in the State of Nevada on February 10, 1997 under the name of. Clear Water Mining, Inc. The Company has been involved in multiple industries over the years, ranging from mining, mining communication, software development, and entertainment. The Company is now focused on the music business and, technology in and around the music business, as well as ancillary and support services within the industry.

Sanwire Corporation, through its wholly owned subsidiary, Intercept Music, Inc. (“Intercept”) is in the music promotion and distribution business with a focus on independent artists and labels. Intercept aims to be a “one-stop-shop” for independent artists and labels by providing everything a musician needs to be successful in the business, from promotion and distribution to online storefronts to sell their merchandise, to playlisting and expert coaching. Intercept distributes its music though Ingrooves, wholly owned by Universal Music Group, to over 85 retailers (including Spotify, iTunes, Pandora, Amazon, Google) in more than 230 countries, and promotes artists music through social media (including Instagram, Facebook, Twitter Tik Tok), and other marketing services. The software promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, and get state of the art analytics.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars. The Company’s fiscal year-end is December 31.

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly owned subsidiary, Intercept Music, Inc. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Subscription fees were recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

F-5

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	55% declining balance

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with FASB ASC 830 “Foreign Currency Translation.” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising Cost

The Company expenses advertising costs as incurred. In the case of prepaid advertising expenses, the Company records the prepaid expense and amortizes it over the life of the contract.

Income Taxes

The Company has adopted FASB ASC 740 “Accounting for Income Taxes” as of its inception wherein the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs.” Accordingly, costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred. The website became fully operational on July 1, 2021 and the Company began amortizing the website. Total accumulated amortization for the year ended December 31, 2021 was $232,542.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

F-6

Derivative Instruments

The Company follows FASB ASC 815, “Derivatives and Hedges.” This standard establishes accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at December 31, 2021, the Company did not have assets or liabilities subject to fair value measurement.

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2021, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

Note 3— Short Term Notes Payable

As at December 31, 2021, the Company had a short-term note payable to Proactive Capital Partners, LP in the amount of $140,000. This note is not interest bearing. This note was issued in exchange for a convertible note payable, issued to Proactive Capital Partners during the first quarter of 2021.

F-7

Note 4—Long Term Notes Payable

At December 31, 2021, the Company had a long term note payable to Digital Music Universe for $250,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2021 was $62,742.

At December 31, 2021, the Company had a long term note payable to LiveChime, Inc. for $750,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2021 was $182,779.

At December 31, 2021, the Company had a promissory note payable to Kanno Group Holdings, for $340,442 bearing no interest, with regular monthly payments.

Note 5—Convertible Notes Payable

(a) During the quarter ended December 31, 2021, the Company received a 9-month convertible note with a $115,000 face value, an original issue discount (OID) of $15,000 and an annual interest rate of 10%, issued to Trillium Partners, L.P. (“Trillium”). The note is convertible at a fixed rate of $.003. As of December 31, 2021 the outstanding principal balance on this note was $115,000 with accrued unpaid interest of $2,678.

Note 6—Conversion of Convertible Notes

a)	On October 1, 2020, a 12 month convertible note bearing interest at 12% per annum with a principal balance of $309,000 was converted in full into 1,000,000 Company Series D convertible preferred shares. The total amount converted was $373,890, representing $309,000 in principal and $64,890 in interest.
b)	On December 9, 2020, a convertible note of the Company’s subsidiary Intercept Music was converted in full into 2,817,750 Company Common shares and 281,775 Company Series C convertible preferred shares. The total amount converted was $58,522, representing $50,000 in principal and $8,522 in interest.
c)	On December 22, 2021, the Company and Proactive Capital SPV3, LLC (“SPV”) entered into an agreement in which SPV3 agreed to convert all of their outstanding convertible notes (see Note 5 (d) as well as the $100,000 note purchased from Kanno Group Holdings II, referenced in Note 5 (a)), principal and interest, into common shares of the Company at a conversion rate of $.005 per share. The total amount converted was $456,023, consisting of $430,000 in principal and $26,023 of accrued and unpaid interest, with 91,204,667 shares issued.
d)	On December 28, 2021, the Company and Proactive Capital Partners, L.P. (“Proactive”) entered into an agreement in which Proactive agreed to convert $139,750 in principal into common shares of the Company’s stock at the rate of $.005 per share, for a total of 27,950,000 shares. The remaining balance of Proactive’s convertible notes, in the amount of $140,000 was exchanged for a promissory note, bearing no interest, with regular monthly payments.
e)	On December 30, 2021, the Company entered into an agreement with Kanno Group Holdings II, Ltd. (“Kanno”) in which Kanno and the Company agreed to convert the principal balance of the remaining two notes issued to Kanno in the aggregate amount of $340,442 into a promissory note, bearing no interest, with regular monthly payments.
f)	On December 30, 2021, the Company had a total of $267,748 in accrued and unpaid interest due to Kanno. The Company entered into an agreement with Kanno Group Holdings II, Ltd. (“Kanno”) in which Kanno forgave $136,532 of the accrued interest, and the Company agreed to convert the remaining balance of $131,216 in accrued unpaid interest owed to Kanno, into a newly created class of preferred stock, known as Series E Convertible Preferred Stock. The Series E Preferred Stock shall be designated the same as the Series D Convertible Preferred Stock previously issued to Kanno. Kanno shall be issued 874,774 shares of Series E Preferred Stock.

Note 7—Preferred Stock

Series B Super Voting Preferred Stock – The company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series B super voting preferred stock was issued in exchange for the cancellation of 100,000,000 shares of common stock, pursuant to the stock purchase agreement. The series holds super voting rights at the ratio of 2,500 common shares per 1 Series B super voting preferred share. The series was cancelled in total on March 6, 2021.

Series C Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in November of 2020 to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts and the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.001 per share.

F-8

Series D Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in December of 2020 to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

Series E Convertible Preferred Stock – The company is obligated to file a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series E convertible preferred shall be issued to a shareholder in exchange for the cancellation of accrued unpaid interest. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share. See Note 6 (f).

Note 8—Related Party Transactions

(a) During the quarter ended December 31, 2021, the Company incurred consulting fees of $45,000 to the CEO and Chairman of the Board of the Company. On December 23,2021, the CEO and Chairman of the Board of the Company converted $115,000 of consulting fees to 23 million shares of Company stock. The remaining accrued liability of consulting fees payable at December 31, 2021 was $208,000.

(b) The Company issued a note, secured by all assets of the Company to the CEO pursuant to that consulting agreement by and between the Company and CEO dated March 1, 2018. The note was issued as a signing bonus in the principal amount of $50,000 bearing interest at an annual rate of 12%. In the quarter ended December 31, 2021 the CEO forgave the entire principal balance and accrued unpaid interest. As at December 31, 2021 this note had a balance of $0 and accrued interest of $0

(c) To date, the CEO and Chairman of the Board of the Company has invested $134,745 into the Company’s subsidiary Intercept Music. On June 17,2021, the CEO and Chairman of the Board of the Company converted the entire loan amount to 12.5 million shares of Company stock.

(d) At December 31, 2021, the Company has a non-interest bearing loan payable to a shareholder of the Company. The value of the loan payable balance on December 31, 2021 was $106,061.

(e) Note 3 describes the long term notes of the Company payable to the Digital Music Universe and LiveChime, Inc. The owners of each of those notes are shareholders of the Company as well.

Note 9—Commitments

On June 30, 2018, the Company entered into an agreement with a consultant to become the Chief Executive Officer and Chairman of the Board of the Company. Commencing March 1, 2018, the Company is to pay the Chief Financial Officer $7,500 per month for the first year, $10,000 per month for the second year, and $12,500 per month for the third year. The Chief Executive Officer shall also be issued 35,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus. The original consulting agreement was for a term of 3 years with two automatic one-year extensions.

On November 1, 2019, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately. All other terms and conditions remained the same and in full force and effect. On January 1, 2021, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $10,000 per month effective immediately. On July 1, 2021, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately.

Note 10—Subsequent Events

Subsequent events have been evaluated by management through March 7, 2022 which is the date the financial statements were available to be reported. On January 6, 2022 the Company filed an amendment to its articles of incorporation with the State of Nevada to increase the authorized shares of the Company from 1,500,000,000 to 2,000,000,000, effective immediately.

The company has filed the certificate of designation of preferred stock for the Series E convertible preferred stock per agreement. See Note 6 (f).

F-9

Sanwire Corporation

Consolidated Notes to the Financial Statements

December 31, 2020

Note 1—Nature of Operations and Continuance of Business

Sanwire Corporation (the “Company”) was incorporated in the State of Nevada on February 10, 1997 under the name of. Clear Water Mining, Inc. The Company has been involved in multiple industries over the years, ranging from mining, mining communication, software development, and entertainment. The Company is now focused on the music business and technology in and around the music business, as well as ancillary and support services within the industry.

On March 5, 2020 the Company purchased 100% of the issued and outstanding stock of Intercept Music, Inc. (“Intercept”). Intercept Music, Inc. (“Intercept”) is in the music promotion and distribution business with a focus on independent artists and labels. Intercept aims to be a “one-stop-shop” for independent artists and labels by providing everything a musician needs to be successful in the business, from promotion and distribution to online storefronts to sell their merchandise, to playlisting and expert coaching. Intercept distributes its music though Ingrooves, wholly owned by Universal Music Group, to over 85 retailers (including Spotify, iTunes, Pandora, Amazon, Google) in more than 230 countries, and promotes artists music through social media (including Instagram, Facebook, Twitter Tik Tok), and other marketing services. The software promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, and get state of the art analytics.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, no goodwill has been recorded on the purchase of Intercept Music, Inc, the Company’s wholly owned subsidiary.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars. The Company’s fiscal year-end is December 31.

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly owned subsidiary, Intercept Music, Inc. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-10

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Revenue consisted of subscription fees and was recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	55% declining balance Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with FASB ASC 830 “Foreign Currency Translation.” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising Cost

The Company expenses advertising costs as incurred. There have been minimal advertising expenses incurred by the Company to the date of these financial statements.

Income Taxes

The Company has adopted FASB ASC 740 “Accounting for Income Taxes” as of its inception wherein the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs.” Accordingly, costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

F-11

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2020, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Derivative Instruments

The Company follows FASB ASC 815, “Derivatives and Hedges.” This standard establishes accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated byobservable market data for substantially the full term of the assets or liabilities

F-12

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at December 31, 2020, the Company did not have assets or liabilities subject to fair value measurement.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

Note 3—Long Term Notes Payable

At December 31, 2020, the Subsidiary had a long term note payable to Digital Music Universe for $250,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2020 was $54,411.

At December 31, 2020, the Subsidiary had a long term note payable to LiveChime, Inc. for $750,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2020 was $162,233.

Note 4—Convertible Notes Payable

On March 15, 2018, the Company entered into agreements with three members of the previous management to address the unpaid debt (the “Debt”) owed to them arising from the deferred compensation and associated interest due them according to their consulting agreements. According to the terms of the agreements, they have agreed to forego all interest due to them and waive the last 24 months of the deferred compensation owed to them. In exchange for them waiving all interest and reducing the consulting fees, the Company agreed to issue them each a convertible note for the remaining balance.

At December 31, 2020, the Company had outstanding convertible notes as follows:

(a) A 12 month convertible note bearing interest at 12% per annum with a principal balance of $304,442, issued to Kanno Group Holdings II Ltd. The note is convertible into shares of the Company’s common stock at a price equal to a 65% to the lowest closing price within the last 90 trading sessions. This note represents full payment of the Debt for the period of May 1, 2013 to August 30, 2015. In the third quarter of 2020, Kanno Group Holdings II Ltd converted $33,033 of its convertible note and $9,317 of its interest payable to 11 million shares of Company stock. As at December 31, 2020 accrued and unpaid interest on this note was $140,140.

(b) A 12 month convertible note bearing interest at 12% per annum with a principal balance of $196,000 issued to J. Roland Vetter. The note is convertible into shares of the Company’s common stock at a price equal to a 65% to the lowest closing price within the last 90 trading sessions. This note represents full payment of the Debt for the period of May 1, 2013 to August 30, 2015. As at December 31, 2020 accrued and unpaid interest on this note was $85,260.

(c) On December 28, 2020 the company received gross proceeds of $100,000 from Proactive Capital Partners (“Proactive”) in exchange for a 2 year convertible note with a $120,000 face value, representing an original issue discount (OID) of $20,000 and an annual interest rate of 0%. The note is convertible at a fixed rate of $.014, representing a 40% premium to the stock price at the time of issuance.

(d) The Company’s subsidiary Intercept Music has three convertible notes for a total of $32,000 bearing interest at 8% per annum. As at December 31, 2020, the combined accrued and unpaid interest on these notes was $4,260.

Note 5—Conversion of Convertible Notes

On October 1, 2020, a 12 month convertible note bearing interest at 12% per annum with a principal balance of $309,000 was converted into 1,000,000 Company Series D convertible preferred shares. The total amount converted was $373,890, representing $309,000 in principal and $64,890 in interest.

On December 9, 2020, a convertible note of the Company’s subsidiary Intercept Music was converted into 2,817,750 Company Common shares and 281,775 Company Series C convertible preferred shares. The total amount converted was $58,522, representing $50,000 in principal and $8,522 in interest.

F-13

Note 6—Preferred Stock

Series B Super Voting Preferred Stock – The company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series B super voting preferred stock was issued in exchange for the cancellation of 100,000,000 shares of common stock, pursuant to the stock purchase agreement. The series holds super voting rights at the ratio of 2,500 common shares per 1 Series B super voting preferred share. The series will be cancelled in total on March 5, 2021.

Series C Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts and the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.001 per share.

Series D Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

Note 7—Related Party Transactions

(a) During the year ended December 31, 2020, the Company incurred consulting fees of $180,000 to the CEO and Chairman of the Board of the Company. The accrued liability of consulting fees payable at December 31, 2020 was

$297,500.

(b) The Company issued a note, secured by all assets of the Company to the CEO pursuant to that consulting agreement by and between the Company and CEO dated March 1, 2018. The note was issued as a signing bonus in the principal amount of $50,000 bearing interest at an annual rate of 12%. As at December 31, 2020 accrued and unpaid interest on this note was $12,500.

(c) During the year ended December 31, 2020, the CEO and Chairman of the Board of the Company invested $104,520 into the Company’s subsidiary Intercept Music. The amount represents a Company loan payable in Company common stock to the CEO at December 31, 2020.

(d) At December 31, 2020, the Company has a non-interest bearing loan payable to a shareholder of the Company. The value of the loan payable balance on December 31, 2020 was $127,423.

(e) Note 3 describes the long term notes of the Subsidiary payable to the Digital Music Universe and LiveChime, Inc. The owners of each of those notes are shareholders of the Company as well.

(f) During the year ended December 31, 2020, independent contractors of the Subsidiary who are also shareholders of the Company forgave $620,904 of the Subsidiary’s accrued and unpaid compensation payable.

Note 8—Commitments

On June 30, 2018, the Company entered into an agreement with a consultant to become the Chief Executive Officer and Chairman of the Board of the Company. Commencing March 1, 2018, the Company is to pay the Chief Financial Officer $7,500 per month for the first year, $10,000 per month for the second year, and $12,500 per month for the third year. The Chief Executive Officer shall also be issued 35,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus.

On November 1, 2019, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately. All other terms and conditions remained the same and in full force and effect.

Note 9—Subsequent Events

Subsequent events have been evaluated by management through March 26, 2021, the date the financial statements were available to be reported. Management has determined there are no subsequent events that would require further disclosure.

F-14

Sanwire Corporation

Unconsolidated Balance Sheet

December 31, 2021 and 2020

(without Intercept Music,Inc.)

(Unaudited)

	12/31/2021	12/31/2020
Assets
Cash	$1,000	$20,000
Receivables	205,500	55,500
Prepaid Expenses	20,000
Due from subsidiary	1,045,137	263,267

Total Current Assets	1,271,637	338,767
Non-current Assets
Catalog	44,500	44,500
Total Non- current assets	44,500	44,500
Total Assets	$1,316,137	$383,267

Liabilities
Current Liabilities
Accounts Payable	$42,263	$21,640
Accrued Expenses	208,000	297,500
Common stock and preferred stock to be issued	156,216	124,745
Total Current Liabilities	406,479	443,885
Long term liabilities
Long Term Notes Payable		50,000
Interest Payable		241,899
Convertible Notes Payable	580,442	600,442
Total Long term liabilities	$580,442	$892,341

Total liabilities	986,921	1,336,226
Stockholders Equity
Common Stock	$9,617	$6,225
Preferred Stock	40,087	41,087
Contributions in Excess of Par- Common	17,087,502	15,212,696
Stockholders’ Deficit	(16,807,990)	(16,212,966)
Stockholders Deficit	329,215	(952,958)
Total Liabilities and Stockholders Equity	$1,316,137	$383,267

F-15

Sanwire Corporation

Unconsolidated Statement of Operations

Twelve months ended December 31, 2021 and 2020

(without Intercept Music,Inc.)

(Unaudited)

	12/31/2021	12/31/2020
Revenues
Gross Sales	$-	$-
Cost of goods sold	-	-
Gross Profit	-	-
Operating Expenses
Dues & Subscriptions	-	-
Outside Services	581,744	213,716
Sales and Marketing	7,500	-
General and Administrative	17,440	-
Total Operating Expenses	606,684	213,716
Net operating profit (loss)	(606,684)	(213,716)
Other Income (Expense)
Forgiveness of loan	209,032	-
Interest Expense	(197,372)	(150,177)
Total Other Income (Expense)	11,660	(150,177)

Net income before income taxes	(595,024)	(363,893)

Provision for Income Taxes	-	-
Net Income (loss)	$(595,024)	$(363,893)

Weighted average shares outstanding	842,105,599	581,086,286

Net Income (loss) per share	$(.0007)	$(.0006)

The accompanying notes are an integral part of these financial statements

F-16

Sanwire Corporation

STATEMENTS OF CASH FLOWS

Twelve months ended December 31, 2021 and 2020

(without Intercept Music, Inc.)

(Unaudited)

	12/31/2021	12/31/2020

OPERATING ACTIVITIES
Net (loss)	$(595,024)	$(363,893)
Forgiveness of loan	(209,032)	-
Consulting expenses issued for common stock	632,100	-
Receivables	(150,000)	(55,500)
Prepaid expenses	(18,483)	-
Due from subsidiary	(781,870)	(263,267)
Common stock to be issued	31,471	124,745
Accounts payable	20,623	-
Interest payable	(241,899)	241,899
Accrued liabilities	(89,500)	(74,775)
Cash flow from Operations	$(1,401,614)	$(390,791)

INVESTING ACTIVITIES
Purchase of catalog assets	-	(44,500)
Cash flow from Investing activities	$-	$(44,500)

FINANCING ACTIVITIES
Repayment of debt- net	(20,000)	(350,333)
Intercept Media common stock purchased	-	(9,700)
Cancellation of shares issued to prior Chief Executive	880	(1,000)
Issuance of common stock for cash	539,744	775,238
Issuance of common stock for debt	695,773	-
Preferred stock to be issued for cancellation of accrued nterst	131,216	41,087
Proceeds received for shares not yet issued	25,000	-
Payment for common stock not issued	10,000	-
Cash flow from Financing activities	$1,382,613	$455,292

Net increase in Cash and Cash Equivalents	(19,001)	20,001
Cash at beginning of period	20,001	-
Cash and Equivalents, Beginning of period	$1,000	$20,001

The accompanying notes are an integral part of these financial statements

F-17

Sanwire Corporation

Statement of Stockholders’ Deficit

Period from January 1, 2020 to December 31, 2021

(Unaudited)

	Preferred stock		Common Stock		Additional Paid-In	Accumulated
	Shares	$	Shares	$	Capital	Deficit	Total

Balance, December 31, 2019	-	-	221,053,147	$2,211	$14,452,173	$(15,849,073)	$(1,394,689)

Common stock issued for extinguishment of debt	-	-	113,409,983	1,134	711,729		712,863

Common and preferred stock issued for purchase of Intercept Music, Inc.	41,086,775	41,087	388,050,000	3,881	58,494		103,461

Cancellation of shares issued to prior CEO			(100,000,000)	(1,000)	-		(1,000)

Eqity in Intercept Music eliminated in Consolidation					(9,700)		(9,700)

Net loss, twelve months ended December 31, 2020			-			(363,893)	(363,893)

Balance at December 31, 2020	41,086,775	$41,087	622,513,130	$6,225	$15,212,696	$(16,212,966)	$(952,958)

Balance at December 31, 2020	41,086,775	$41,087	622,513,130	$6,225	$15,212,696	$(16,212,966)	$(952,958)

Common stock issued for extinguishment of debt	-	-	154,601,737	1,546	694,227		695,773

Common stock issued for cash	-	-	93,583,200	936	538,809		539,744

Cancellation of shares issued to prior CEO	(1,000,000)	(1,000)	(12,000,000)	(120)	1,000	-	880

Elimination of equity in Intercept Media	-	-	-	-	9,700	-	9,700

Common stock issued for consulting fees	-	-	103,000,000	1,030	631,070	-	632,100

Net loss, twelve months ended December 31, 2021			-			(595,024)	(595,024)

Balance at December 31, 2021	40,086,775	$40,087	961,698,067	$9,617	$17,087,502	$(16,807,990)	$329,215

F-18

Sanwire Corporation

Notes to the Financial Statements

December 31, 2021

Note 1—Nature of Operations and Continuance of Business

Sanwire Corporation (the “Company”) was incorporated in the State of Nevada on February 10, 1997 under the name of. Clear Water Mining, Inc. The Company has been involved in multiple industries over the years, ranging from mining, mining communication, software development, and entertainment. The Company is now focused on the music business and, technology in and around the music business, as well as ancillary and support services within the industry.

Sanwire Corporation, through its wholly owned subsidiary, Intercept Music, Inc. (“Intercept”) is in the music promotion and distribution business with a focus on independent artists and labels. Intercept aims to be a “one-stop-shop” for independent artists and labels by providing everything a musician needs to be successful in the business, from promotion and distribution to online storefronts to sell their merchandise, to playlisting and expert coaching. Intercept distributes its music though Ingrooves, wholly owned by Universal Music Group, to over 85 retailers (including Spotify, iTunes, Pandora, Amazon, Google) in more than 230 countries, and promotes artists music through social media (including Instagram, Facebook, Twitter Tik Tok), and other marketing services. The software promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, and get state of the art analytics.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Subscription fees were recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

F-19

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	55% declining balance

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with FASB ASC 830 “Foreign Currency Translation.” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising Cost

The Company expenses advertising costs as incurred. In the case of prepaid advertising expenses, the Company records the prepaid expense and amortizes it over the life of the contract.

Income Taxes

The Company has adopted FASB ASC 740 “Accounting for Income Taxes” as of its inception wherein the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs.” Accordingly, costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2021, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

F-20

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Derivative Instruments

The Company follows FASB ASC 815, “Derivatives and Hedges.” This standard establishes accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

F-21

ASC Topic 820, in and of itself, does not require any fair value measurements. As at December 31, 2021, the Company did not have assets or liabilities subject to fair value measurement.

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2021, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

Note 3— Short Term Notes Payable

As at December 31, 2021, the Company had a short-term note payable to Proactive Capital Partners, LP in the amount of $140,000. This note is not interest bearing. This note was issued in exchange for a convertible note payable, issued to Proactive Capital Partners during the first quarter of 2021.

Note 4—Long Term Notes Payable

At December 31, 2021, the Company had a promissory note payable to Kanno Group Holdings, for $340,442 bearing no interest, with regular monthly payments.

Note 5—Convertible Notes Payable

(a) During the quarter ended December 31, 2021, the Company received a 9-month convertible note with a $115,000 face value, an original issue discount (OID) of $15,000 and an annual interest rate of 10%, issued to Trillium Partners, L.P. (“Trillium”). The note is convertible at a fixed rate of $.003. As of December 31, 2021 the outstanding principal balance on this note was $115,000 with accrued unpaid interest of $2,678.

Note 6—Conversion of Convertible Notes

a)	On December 22, 2021, the Company and Proactive Capital SPV3, LLC (“SPV”) entered into an agreement in which SPV3 agreed to convert all of their outstanding convertible notes (see Note 5 (d) as well as the $100,000 note purchased from Kanno Group Holdings II, referenced in Note 5 (a)), principal and interest, into common shares of the Company at a conversion rate of $.005 per share. The total amount converted was $456,023, consisting of $430,000 in principal and $26,023 of accrued and unpaid interest, with 91,204,667 shares issued.
d)	On December 28, 2021, the Company and Proactive Capital Partners, L.P. (“Proactive”) entered into an agreement in which Proactive agreed to convert $139,750 in principal into common shares of the Company’s stock at the rate of $.005 per share, for a total of 27,950,000 shares. The remaining balance of Proactive’s convertible notes, in the amount of $140,000 was exchanged for a promissory note, bearing no interest, with regular monthly payments.
e)	On December 30, 2021, the Company entered into an agreement with Kanno Group Holdings II, Ltd. (“Kanno”) in which Kanno and the Company agreed to convert the principal balance of the remaining two notes issued to Kanno in the aggregate amount of $340,442 into a promissory note, bearing no interest, with regular monthly payments.
f)	On December 30, 2021, the Company had a total of $267,748 in accrued and unpaid interest due to Kanno. The Company entered into an agreement with Kanno Group Holdings II, Ltd. (“Kanno”) in which Kanno forgave $136,532 of the accrued interest, and the Company agreed to convert the remaining balance of $131,216 in accrued unpaid interest owed to Kanno, into a newly created class of preferred stock, known as Series E Convertible Preferred Stock. The Series E Preferred Stock shall be designated the same as the Series D Convertible Preferred Stock previously issued to Kanno. Kanno shall be issued 874,774 shares of Series E Preferred Stock.

Note 7—Preferred Stock

Series B Super Voting Preferred Stock – The company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series B super voting preferred stock was issued in exchange for the cancellation of 100,000,000 shares of common stock, pursuant to the stock purchase agreement. The series holds super voting rights at the ratio of 2,500 common shares per 1 Series B super voting preferred share. The series was cancelled in total on March 6, 2021.

Series C Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in November of 2020 to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts and the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.001 per share.

F-22

Series D Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada in December of 2020 to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

Series E Convertible Preferred Stock – The company is obligated to file a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series E convertible preferred shall be issued to a shareholder in exchange for the cancellation of accrued unpaid interest. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share. See Note 6 (f).

Note 8—Related Party Transactions

(a) During the year ended December 31, 2021, the Company incurred consulting fees of $165,000 to the CEO and Chairman of the Board of the Company. On December 23,2021, the CEO and Chairman of the Board of the Company converted $115,000 of consulting fees to 23 million shares of Company stock. The remaining accrued liability of consulting fees payable at December 31, 2021 was $208,000.

(b) The Company issued a note, secured by all assets of the Company to the CEO pursuant to that consulting agreement by and between the Company and CEO dated March 1, 2018. The note was issued as a signing bonus in the principal amount of $50,000 bearing interest at an annual rate of 12%. In the quarter ended December 31, 2021 the CEO forgave the entire principal balance and accrued unpaid interest. As at December 31, 2021 this note had a balance of $0 and accrued interest of $0

(c) To date, the CEO and Chairman of the Board of the Company has invested $134,745 into the Company’s subsidiary Intercept Music. On June 17,2021, the CEO and Chairman of the Board of the Company converted the entire loan amount to 12.5 million shares of Company stock.

(d) As at December 31, 2021 the Company was owed $1,045,137 from its wholly owned subsidiary, Intercept Music. All intracompany transactions and balances have been eliminated upon consolidation.

Note 9—Commitments

On June 30, 2018, the Company entered into an agreement with a consultant to become the Chief Executive Officer and Chairman of the Board of the Company. Commencing March 1, 2018, the Company is to pay the Chief Financial Officer $7,500 per month for the first year, $10,000 per month for the second year, and $12,500 per month for the third year. The Chief Executive Officer shall also be issued 35,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus. The original consulting agreement was for a term of 3 years with two automatic one-year extensions.

On November 1, 2019, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately. All other terms and conditions remained the same and in full force and effect. On January 1, 2021, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $10,000 per month effective immediately. On July 1, 2021, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately.

Note 10—Subsequent Events

Subsequent events have been evaluated by management through March 7, 2022 which is the date the financial statements were available to be reported. On January 6, 2022 the Company filed an amendment to its articles of incorporation with the State of Nevada to increase the authorized shares of the Company from 1,500,000,000 to 2,000,000,000, effective immediately.

The company has filed the certificate of designation of preferred stock for the Series E convertible preferred stock per agreement. See Note 6 (f).

F-23

Sanwire Corporation

Notes to the Financial Statements

December 31, 2020

Note 1—Nature of Operations and Continuance of Business

Sanwire Corporation (the “Company”) was incorporated in the State of Nevada on February 10, 1997 under the name of. Clear Water Mining, Inc. The Company has been involved in multiple industries over the years, ranging from mining, mining communication, software development, and entertainment. The Company is now focused on the music business and technology in and around the music business, as well as ancillary and support services within the industry.

On March 5, 2020 the Company purchased 100% of the issued and outstanding stock of Intercept Music, Inc. (“Intercept”).

Intercept Music, Inc. (“Intercept”) is in the music promotion and distribution business with a focus on independent artists and labels. Intercept aims to be a “one-stop-shop” for independent artists and labels by providing everything a musician needs to be successful in the business, from promotion and distribution to online storefronts to sell their merchandise, to playlisting and expert coaching. Intercept distributes its music though Ingrooves, wholly owned by Universal Music Group, to over 85 retailers (including Spotify, iTunes, Pandora, Amazon, Google) in more than 230 countries, and promotes artists music through social media (including Instagram, Facebook, Twitter Tik Tok), and other marketing services. The software promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, and get state of the art analytics.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, no goodwill has been recorded on the purchase of Intercept Music, Inc, the Company’s wholly owned subsidiary.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

F-24

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Revenue consisted of subscription fees and was recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	55% declining balance Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with FASB ASC 830 “Foreign Currency Translation.” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising Cost

The Company expenses advertising costs as incurred. There have been minimal advertising expenses incurred by the Company to the date of these financial statements.

Income Taxes

The Company has adopted FASB ASC 740 “Accounting for Income Taxes” as of its inception wherein the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs.” Accordingly, costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

F-25

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2020, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Derivative Instruments

The Company follows FASB ASC 815, “Derivatives and Hedges.” This standard establishes accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at December 31, 2020, the Company did not have assets or liabilities subject to fair value measurement.

F-26

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

Note 3—Convertible Notes Payable

On March 15, 2018, the Company entered into agreements with three members of the previous management to address the unpaid debt (the “Debt”) owed to them arising from the deferred compensation and associated interest due them according to their consulting agreements. According to the terms of the agreements, they have agreed to forego all interest due to them and waive the last 24 months of the deferred compensation owed to them. In exchange for them waiving all interest and reducing the consulting fees, the Company agreed to issue them each a convertible note for the remaining balance.

At December 31, 2020, the Company had outstanding convertible notes as follows:

(e) A 12 month convertible note bearing interest at 12% per annum with a principal balance of $304,442, issued to Kanno Group Holdings II Ltd. The note is convertible into shares of the Company’s common stock at a price equal to a 65% to the lowest closing price within the last 90 trading sessions. This note represents full payment of the Debt for the period of May 1, 2013 to August 30, 2015. In the third quarter of 2020, Kanno Group Holdings II Ltd converted $33,033 of its convertible note and $9,317 of its interest payable to 11 million shares of Company stock. As at December 31, 2020 accrued and unpaid interest on this note was $140,140.

(f) A 12 month convertible note bearing interest at 12% per annum with a principal balance of $196,000 issued to J. Roland Vetter. The note is convertible into shares of the Company’s common stock at a price equal to a 65% to the lowest closing price within the last 90 trading sessions. This note represents full payment of the Debt for the period of May 1, 2013 to August 30, 2015. As at December 31, 2020 accrued and unpaid interest on this note was $85,260.

(g) On December 28, 2020 the company received gross proceeds of $100,000 from Proactive Capital Partners (“Proactive”) in exchange for a 2 year convertible note with a $120,000 face value, representing an original issue discount (OID) of $20,000 and an annual interest rate of 0%. The note is convertible at a fixed rate of $.014, representing a 40% premium to the stock price at the time of issuance.

Note 4—Conversion of Convertible Notes

On October 1, 2020, a 12 month convertible note bearing interest at 12% per annum with a principal balance of $309,000 was converted into 1,000,000 Company Series D convertible preferred shares. The total amount converted was $373,890, representing $309,000 in principal and $64,890 in interest.

On December 9, 2020, a convertible note of the Company’s subsidiary Intercept Music was converted into 2,817,750 common shares and 281,775 Series C convertible preferred shares of the Company. The total amount converted was

$58,522, representing $50,000 in principal and $8,522 in interest.

Note 5—Preferred Stock

Series B Super Voting Preferred Stock – The company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series B super voting preferred stock was issued in exchange for the cancellation of 100,000,000 shares of common stock, pursuant to the stock purchase agreement. The series holds super voting rights at the ratio of 2,500 common shares per 1 Series B super voting preferred share. The series will be cancelled in total on March 5, 2021.

Series C Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series C convertible preferred stock was issued for the purchase of Intercept Music, pursuant to the stock purchase agreement. The series holds no voting rights until converted and converts at the rate of one preferred share to 10 shares of fully paid common stock. The series par value is $0.001 per share.

F-27

Series D Convertible Preferred Stock – The Company filed a certificate of designation with the Secretary of state of Nevada to designate a new class of preferred stock. The series D convertible preferred stock was issued to a shareholder in exchange for the cancellation of a convertible note. The series holds no voting rights until converted and converts and the rate of one preferred share to 30 shares of fully paid common stock. The series par value is $0.001 per share.

Note 6—Related Party Transactions

(g) During the year ended December 31, 2020, the Company incurred consulting fees of $180,000 to the CEO and Chairman of the Board of the Company. The accrued liability of consulting fees payable at December 31, 2020 was

$297,500.

(h) The Company issued a note, secured by all assets of the Company to the CEO pursuant to that consulting agreement by and between the Company and CEO dated March 1, 2018. The note was issued as a signing bonus in the principal amount of $50,000 bearing interest at an annual rate of 12%. As at December 31, 2020 accrued and unpaid interest on this note was $12,500.

(i) During the year ended December 31, 2020, the CEO and Chairman of the Board of the Company invested $104,520 into the Company’s subsidiary Intercept Music. The amount represents a Company loan payable in Company common stock to the CEO at December 31, 2020.

(j) As at December 31, 2020 the Company was owed $263,267 from its wholly owned subsidiary, Intercept Music. All intracompany transactions and balances have been eliminated upon consolidation.

Note 7—Commitments

On June 30, 2018, the Company entered into an agreement with a consultant to become the Chief Executive Officer and Chairman of the Board of the Company. Commencing March 1, 2018, the Company is to pay the Chief Financial Officer

$7,500 per month for the first year, $10,000 per month for the second year, and $12,500 per month for the third year. The Chief Executive Officer shall also be issued 35,000,000 shares of the Company’s $.00001 par value common stock as a signing bonus.

On November 1, 2019, the consulting agreement was amended by mutual agreement of the parties to pay the Chief Executive Officer and Chairman $15,000 per month effective immediately. All other terms and conditions remained the same and in full force and effect.

Note 8—Subsequent Events

Subsequent events have been evaluated by management through March 26, 2021, the date the financial statements were available to be reported. Management has determined there are no subsequent events that would require further disclosure.

F-28

Intercept Music

Unconsolidated Balance Sheet

December 31, 2021 and 2020

(without Sanwire Corporation)

(Unaudited)

	12/31/2021	12/31/2020
Assets
Cash	$83,944	$67,635
Receivables	-	-
Inventory		1,190
Prepaid Expenses	45,834	-
Total Current Assets	130,968	68,625
Non-Current Assets
Licenses	254,000	254,000
Software	1,162,708	1,294,000
Total Non- current assets	1,416,708	1,548,000
Total Assets	$1,547,676	$1,616,825

Liabilities
Current Liabilities
Accounts Payable	$68,087	$56,571
Accrued Expenses	611,400	264,840
Due To Sanwire	1,045,137	263,267
Other Payables - Related Party	140,423	134,423
Total Current Liabilities	1,865,047	719,101

Long-Term Liabilities
Long Term Notes Payable	1,000,000	1,000,000
Interest Payable	252,340	221,903
Convertible Notes Payable	32,000	32,000
Total Long-Term Liabilities	$1,284,340	$1,253,903

Total liabilities	3,149,387	1,973,004
Stockholders Equity
Common Stock	$9,700	$9,700
Preferred Stock	-	-
Contributions in Excess of Par- Common	-	-
Stockholders’ Deficit	(1,611,411)	(365,879)
Stockholders Deficit	(1,601,711)	(356,179)
Total Liabilities and Stockholders Equity	$1,547,676	$1,616,825

F-29

Intercept Music, Inc.

Unconsolidated Statement of Operations

Twelve Months ended December 31, 2021 and 2020

(without Sanwire Corporation)

(Unaudited)

	12/31/2021	12/31/2020
Revenues
Gross Sales	$167,441	$113,854
Cost of goods sold	(114,019)	(93,582)
Gross Profit	53,422	20,272
Operating Expenses
Dues & Subscriptions	71,474	29,953
Outside Services	792,823	515,638
Sales and Marketing	76,386	6,877
General and Administrative	43,129	16,807
Amortization of software	232,542	-
Total Operating Expenses	1,216,354	569,275

Net operating profit (loss)	(1,162,932)	(549,003)
Other Income (Expense)
Forgiveness of loan		1,538,164
Interest Expense	(82,600)	(85,858)
Total Other Income (Expense)	(279,972)	1,452,306

Net income before income taxes	(1,245,532)	903,303

Provision for Income Taxes	-	-
Net Income (loss)	$(1,245,532)	$903,303

Weighted average shares outstanding	9,700,000	9,700,000

Net Income(loss) per share	$(.2100)	$.0900

The accompanying notes are an integral part of these financial statements

F-30

Intercept Music, Inc.

STATEMENTS OF CASH FLOWS

Twelve months ended December 31, 2021 and 2020

(without Sanwire Corp.)

(Unaudited)

	12/31/2021	12/31/2020
OPERATING ACTIVITIES
Net (loss)	$(1,245,532)	$903,303
Adjustments to reconcile net (loss) to cash used in operations	-	-
Depreciation Expense	-	-
Interest expense- Amortization of debt discount	-	-
Interest expense- Amortization of deferred financing costs	-	-
Change in fair value of derivative liability	-	-
Gain on write-off of old short-term notes payable and accounts payable	-	-
Forgiveness of Paycheck protection Program loan	-	-
Bad Debt Expense	-	-
Interest expense charged to Additional Paid-In Capital for convertible debt	-	-
Expensing of warrants associated with debt issuances	-	-
Issuance of non-cash fee and consulting notes	-	-
Short term notes	-	-
Forgiveness of loan	-	(1,538,164)
Consulting expenses issued for common stock	-	-
Amortization of software	232,542	-
Inventory	-	(1,190)
Prepaid expenses	(45,834)	-
Due from subsidiary	781,870	263,267
Accounts payable	11,516	34,286
Interest payable	30,437	221,903
Related party payables	6,000	(2,000)
Accrued liabilities	346,560	264,840
Cash flow from Operations	$117,559	$146,245

INVESTING ACTIVITIES
Software	(101,250)	(202,500)
Deferred Loan Fees	-	-

Cash flow from Investing activities	$(101,250)	$(202,500)

FINANCING ACTIVITIES
Investment from Sanwire Inc.	-	-
Investment from Related oarty not yet received	-	124,745
Repayment of debt- net	-	(45,007)
Issuance of convertible notes payable	-	32,000
Cash flow from Financing activities	$-	$111,738

Net increase in Cash and Cash Equivalents	16,309	55,483
Cash at beginning of period	67,635	12,152
Cash and Equivalents, Beginning of period	$83,944	$67,635

The accompanying notes are an integral part of these financial statements

F-31

Intercept Music, Inc.

Statement of Stockholders’ Deficit

Period from January 1, 2020 to December 31, 2021

(Unaudited)

	Common stock		Additional Paid-In Capital	Accumulated deficit
	Shares	$	$	$	Total

Balance at December 31, 2019	9,700,000	$9,700	-	$(1,269,182)	$(1,259,482)

Common stock issued			-	-	-

Net Profit (loss) twelve months ended December 31, 2020	-	-	-	903,303	903,303

Balance at December 31, 2020	9,700,000	$9,700	-	$(365,879)	$(356,179)

Balance at December 31, 2020	9,700,000	$9,700	-	$(365,879)	$(356,179)

Common stock issued	-	-	-	-	-

Net Profit (loss) twelve months ended December 31, 2021	-	-	-	(1,245,532)	(1,245,532)

Balance at December 31, 2021	-	$-	$-	$(1,611,411)	$(1,601,711)

F-32

Intercept Music, Inc.

Notes to the Financial Statements

December 31, 2021

Note 1—Nature of Operations and Continuance of Business

Intercept Music, Inc. (the “Company”) was incorporated in the State of Delaware on April 12, 2018. The Company was formed as a music promotion and distribution business to target the 12+ million independent artists around the world.

Intercept aims to be a “one-stop-shop” for independent artists and labels by providing everything a musician needs to be successful in the business, from promotion and distribution to online storefronts to sell their merchandise, to playlisting and expert coaching. Intercept distributes its music though Ingrooves, wholly owned by Universal Music Group, to over 85 retailers (including Spotify, iTunes, Pandora, Amazon, Google) in more than 230 countries, and promotes artists music through social media (including Instagram, Facebook, Twitter Tik Tok), and other marketing services. The software promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, and get state of the art analytics.

100% of the issued and outstanding stock of Intercept Music was acquired on March 6, 2020 by Sanwire Corporation (OTC PINK:SNWR), a diverse publicly traded company focused on acquisitions within the entertainment industry, particularly music related companies. Sanwire purchased Intercept in a stock for stock transaction, in which Sanwire paid Intercept 39 shares of common stock and four Series C Convertible Preferred shares per one common share of Intercept. The Series C Convertible Preferred shares convert at a rate of one preferred share for ten common shares of Sanwire Corporation.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

F-33

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Subscription fees were recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	55% declining balance

Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with FASB ASC 830 “Foreign Currency Translation.” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising Cost

The Company expenses advertising costs as incurred. In the case of prepaid advertising expenses, the Company records the prepaid expense and amortizes it over the life of the contract.

Income Taxes

The Company has adopted FASB ASC 740 “Accounting for Income Taxes” as of its inception wherein the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs.” Accordingly, costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred. The website became fully operational on July 1, 2021 and the Company began amortizing the website. Total accumulated amortization for the year ended December 31, 2021 was $232,542.

F-34

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Derivative Instruments

The Company follows FASB ASC 815, “Derivatives and Hedges.” This standard establishes accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at December 31, 2021, the Company did not have assets or liabilities subject to fair value measurement.

F-35

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2021, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

Note 3—Long Term Notes Payable

At December 31, 2021, the Company had a long term note payable to Digital Music Universe for $250,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2021 was $62,742.

At December 31, 2021, the Company had a long term note payable to LiveChime, Inc. for $750,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2021 was $182,779.

Note 4—Convertible Notes Payable

As at December 31, 2020 The Company has three convertible notes outstanding for a total of $32,000 bearing interest at 8% per annum. As at December 31, 2021, the combined accrued and unpaid interest on these notes was $6,820.

Note 5—Related Party Transactions

(a)	During the year ended December 31, 2021, the Company incurred consulting fees of $180,000 to President and CEO of the Company.

(b)	During the year ended December 31, 2021, the Company incurred consulting fees of $180,000 to the chairman of the board of the Company.

(c)	At December 31, 2021, the Company has a non-interest bearing loan payable to a shareholder of the Company. The value of the loan payable balance on December 31, 2020 was $127,423.

(d)	As at December 31, 2021 the Company owed $1,045,137 to its parent company, Sanwire Corporation. All intracompany transactions and balances have been eliminated upon consolidation.

Note 6—Subsequent Events

Subsequent events have been evaluated by management through March 7, 2022 which is the date the financial statements were available to be reported. Management has determined that there are no subsequent events that would require further disclosure.

F-36

Intercept Music, Inc.

Notes to the Financial Statements

December 31, 2020

Note 1—Nature of Operations and Continuance of Business

Intercept Music, Inc. (the “Company”) was incorporated in the State of Delaware on April 12, 2018. The Company was formed as a music promotion and distribution business to target the 12+ million independent artists around the world.

Intercept aims to be a “one-stop-shop” for independent artists and labels by providing everything a musician needs to be successful in the business, from promotion and distribution to online storefronts to sell their merchandise, to playlisting and expert coaching. Intercept distributes its music though Ingrooves, wholly owned by Universal Music Group, to over 85 retailers (including Spotify, iTunes, Pandora, Amazon, Google) in more than 230 countries, and promotes artists music through social media (including Instagram, Facebook, Twitter Tik Tok), and other marketing services. The software promotes the artists’ entire business, including their music, merchandise and performances in social media, playlists and even online radio. Artists can also track sales, monitor their marketing success, and get state of the art analytics.

100% of the issued and outstanding stock of Intercept Music was acquired on March 6, 2020 by Sanwire Corporation (OTC PINK:SNWR), a diverse publicly traded company focused on acquisitions within the entertainment industry, particularly music related companies. Sanwire purchased Intercept in a stock for stock transaction, in which Sanwire paid Intercept 39 shares of common stock and four Series C Convertible Preferred shares per one common share of Intercept. The Series C Convertible Preferred shares convert at a rate of one preferred share for ten common shares of Sanwire Corporation.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, no goodwill has been recorded on the purchase of Intercept Music, Inc, the Company’s wholly owned subsidiary.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, fair value of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

F-37

Revenue Recognition

The Company recognized revenue from a subscription-based service with recurring revenue charged monthly to customers’ credit cards. The Company recognizes revenue in accordance with FASB ASC 606 “Recognizing Revenue in Contracts with Customers.” Revenue consisted of subscription fees and was recognized only when the customers’ cards are charged, and price was fixed or determinable, and persuasive evidence of an arrangement existed.

Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company considers at risk.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	55% declining balance Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with FASB ASC 830 “Foreign Currency Translation.” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Advertising Cost

The Company expenses advertising costs as incurred. There have been minimal advertising expenses incurred by the Company to the date of these financial statements.

Income Taxes

The Company has adopted FASB ASC 740 “Accounting for Income Taxes” as of its inception wherein the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with FASB ASC 350-50 “Website Development Costs.” Accordingly, costs associated with the website consist primarily of website development costs paid to a third party. These capitalized costs are amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

F-38

Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2020, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

Derivative Instruments

The Company follows FASB ASC 815, “Derivatives and Hedges.” This standard establishes accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Fair Value Measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures.” Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at December 31, 2020, the Company did not have assets or liabilities subject to fair value measurement.

F-39

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

Note 3—Long Term Notes Payable

At December 31, 2020, the Company had a long term note payable to Digital Music Universe for $250,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2020 was $54,411.

At December 31, 2020, the Company had a long term note payable to LiveChime, Inc. for $750,000 with a stated interest rate of 8%. Accrued and unpaid interest on December 31, 2020 was $162,233.

Note 4—Convertible Notes Payable

As at December 31, 2020 The Company has three convertible notes outstanding for a total of $32,000 bearing interest at 8% per annum. As at December 31, 2020, the combined accrued and unpaid interest on these notes was $4,260.

Note 5—Conversion of Convertible Notes

On December 9, 2020, a convertible note of the Company was converted into 2,817,750 common shares and 281,775 Series C convertible preferred shares of Sanwire Corporation, the acquiring company. The total amount converted was $58,522, representing $50,000 in principal and $8,522 in interest.

Note 6—Related Party Transactions

(a) During the year ended December 31, 2020, the Company incurred consulting fees of $180,000 to President and CEO of the Company.

(b) During the year ended December 31, 2020, the Company incurred consulting fees of $180,000 to the chairman of the board of the Company.

(c) At December 31, 2020, the Company has a non-interest bearing loan payable to a shareholder of the Company. The value of the loan payable balance on December 31, 2020 was $127,423.

(d) As at December 31, 2020 the Company owed $263,267 to its parent company, Sanwire Corporation. All intracompany transactions and balances have been eliminated upon consolidation.

Note 7—Subsequent Events

Subsequent events have been evaluated by management through March 26, 2021, the date the financial statements were available to be reported. Management has determined there are no subsequent events that would require further disclosure.

F-40

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	17.2	1A-2A
Bylaws	17.2	1A-2B
Certificate of Designation – Series C Convertible Preferred Stock	17.2	1A-2C
Certificate of Designation – Series C Convertible Preferred Stock	17.2	1A-2D
Form of Subscription Agreement	17.4	1A-4
Employment Agreement – CEO and Chairman	17.6	1A-6A
Amendment to Employment Agreement – CEO and Chairman	17.6	1A-6B
Legal Opinion of Matheau J. W. Stout	17.12	1A-12

* Filed previously

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on April 06, 2022.

SANWIRE CORP.

By:	/s/ Christopher M. Whitcomb
Chief Executive Officer and Director
Sanwire Corp..
April 06, 2022

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature

By:	/s/ Christopher M. Whitcomb
Chief Executive Officer and Director
Sanwire Corp.
April 06, 2022

F-41

Stout Law Group, P.A.

201 International Circle, Suite 230

Hunt Valley, Maryland 21030

March 30, 2022

Christopher M. Whitcomb

Chief Executive Officer

Sanwire Corporation.

3210 21st Street

San Francisco, CA 93012

Re: Offering Statement on Form 1-A (the “Offering Statement”)

Mr. Whitcomb:

I have acted as counsel to Sanwire Corporation (the “Company”) in connection with its filing with the Securities and Exchange Commission of an Offering Statement on Form 1-A (the “Offering Statement”), pursuant to Regulation A of the Securities Act of 1933, as amended (the “Act”). The Offering Statement relates to the proposed sale of up to 100,000,000 shares of common stock held by the Company (the “Shares”).

In connection therewith, I have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) Resolutions of the Board of Directors of the Company; (c) the Offering Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as I have deemed necessary as a basis for the opinions herein contained. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon.

Based on my examination mentioned above, I am of the opinion that the 100,000,000shares of common stock being offered by the company, when sold, will be legally issued, fully paid and non-assessable.

I am an attorney admitted to practice in Maryland. I am familiar with the applicable provisions of the Nevada Revised Statutes, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and I have made such inquiries with respect thereto as I consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to my firm under the caption “Legal Matters” in the prospectus forming a part of the Offering Statement.  In giving such consent, I do not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Matheau J. W. Stout, Esq.

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